Exhibit 23.4

CONSENT OF SIM GEOLOGICAL INC.

The undersigned hereby consents to the inclusion in or incorporation by reference in (i) the Form 10-K of Trilogy Metals Inc. being filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended November 30, 2020 and (ii) the registration statements on Form S-3 (No. 333-234164) and Form S-8 (No. 333-181020, No. 333-188950, No. 333-205102, No. 333-208149 and No. 333-234417) (the “Registration Statements”) of Trilogy Metals Inc. filed with the SEC, to any amendments or post-effective amendments to the Registration Statements and to any prospectuses or prospectus supplements thereto, of references to SIM Geological Inc.’s name and to the use of the technical reports titled (x) “Artic Feasibility Study, Alaska, USA, NI 43-101 Technical Report” dated effective August 20, 2020 and released October 2, 2020 and (y) “NI 43-101 Technical Report on the Bornite Project, Northwest Alaska, USA” dated effective June 5, 2018 and released July 20, 2018 (the “Technical Reports”), and the use of scientific and technical information, including any reserve and resource estimates, from the Technical Reports (collectively, the “Technical Information”), including extracts from or summaries of the Technical Information.

DATED: January 21, 2021 SIM Geological Inc.

/s/ Robert Sim
Name: Robert Sim Title: President SIM Geological Inc.